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                                                                   Exhibit 4(c)


                    UNITED FINANCIAL BANKING COMPANIES, INC.

                      1996 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



     1.    Purpose.  This Plan is intended to provide directors who are not
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employees of the Company with a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such directors to remain and to devote their best efforts to the Company.

     2.    Definitions.  Whenever used in the Plan, unless the context clearly
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indicates otherwise, the following terms shall have the following meanings:

           (a)  Act means the Securities Exchange Act of 1934, as amended.
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           (b)  Board or Board of Directors means the Board of Directors of the
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                Company.

           (c)  Common Stock means the Common Stock of the Company and any other
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                stock or securities resulting from the adjustment thereof or substitution therefor as described in Paragraph 8 hereof.

           (d)  Company means United Financial Banking Companies, Inc., a one
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                bank holding company chartered in the State of Virginia, and its subsidiary, The Business Bank.

           (e)  Director shall mean a member of the Company's Board of Directors
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                and/or its subsidiary, The Business Bank, who is not a regular employee of the Company or its subsidiaries.

           (f)  Disability means the condition which results when an individual
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                has become   permanently and totally disabled within the meaning
                of Section 105(d)(4) of   the Internal Revenue Code of 1954, as
                amended.

           (g) Fair Market Value, with respect to a share of the Common Stock at a particular time, shall be that value as determined by the Board of Directors, which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the National Market System, the mean between the highest and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange or the National Market System on said date or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock or (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc., for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc., for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the National Market System, the fair market value determined by the Board of Directors in such a manner as the Board may deem reasonable.

           (h)  Stock Option Agreement means the written agreement between a
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                Director and the Company evidencing the grant of an option under the Plan and setting  forth the terms and conditions thereof.

     3.  Administration.  The Plan shall be administered by the Board of
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Directors.  The Board shall have all of the powers necessary to enable it properly to carry out its duties under the Plan, including but not limited to the power and duty to construe and interpret the Plan and to determine all questions that shall arise under the plan, which interpretations and determinations shall be conclusive and binding upon all persons. Subject to the express provisions of the Plan, the Board may establish from time-to-time such regulations, provisions and procedures which in its opinion may be advisable in the administration of the Plan.

     4.  Eligibility: Option Grants.  All Directors shall automatically be
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granted options to purchase shares
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(subject to adjustment or substitution pursuant to Paragraph 8 hereof from the date hereof, irrespective of whether such option has been granted) of the Common Stock on each of the following grant dates:

               4,000 Shares      July 1, 1996
               2,000 Shares      July 1, 1997
               2,000 Shares      July 1, 1998 (post reverse split 400 shares)

provided; however, that such automatic grants shall be made pro rata to all Directors if on the date of a grant, there shall not be a number of shares sufficient to make all such grants. In event of sale or merger or other consolidation of the Company before July 1, 1998, in which company shares are sold or exchanged, all options shall immediately be granted, vested and available for exercise without waiting periods.

     5.  Shares Available for Option.  The Board of Directors shall reserve for
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the purpose of the Plan, out or the authorized but unissued Common Stock or out of shares of Common Stock held in the Company's treasury, or partly out of each, as shall be determined by the Board of Directors, a total of 40,000 shares of Common Stock of the Company (subject to adjustment or substitution pursuant to Paragraph 8 hereof). In the event that an option granted under the Plan to any Director expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of options under the Plan.

     6.  Option Price.  The option price shall be fixed at $1.50 per share
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through the eligibility period ending July 1, 1998 ($7.50 post reverse split).

     7.  Exercise of Options.
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           (a) Each option granted under the Plan by its terms shall require the Director granted such option to remain available to serve as a Director of the Company for six months from the date of the grant of such option before the right to exercise any part of such option will accrue. A Director may thereafter exercise any or all of such option until the expiration or termination of the option; provided, that not less than 100 shares may be purchased at any one time unless the number of shares purchased is the total number at such time purchasable under the option. Subject to earlier termination as provided herein, all options granted under this Plan shall expire ten years from the date of grant thereof.

           (b) If an optionee shall cease to be a Director of the Company otherwise than by such optionee's death or Disability, then, subject to Subparagraph 7 (a) hereof, the opinion shall be exercisable at any time prior to the earlier of (i) the expiration date of such option or (ii) that date which is three months from the date on which such optionee ceases to be a Director, such three-month period to include the date on which such termination occurs. If an optionee ceases to be a Director of the Company as a result of such optionee's death or Disability, then, subject to Subparagraph 7 (a) hereof, the option shall be exercisable at any time prior to the earlier of
               (i) the expiration date of such option or (ii) that date which is one year from the date such optionee ceases to be a Director. In the event of the death of an optionee, then, subject to Subparagraph 7 (a) hereof, such optionee's option shall be exercisable to the event herein otherwise provided by the executor or personal representative of the optionee's estate or by any person who acquired the right to exercise such option by request under the optionee's will or by inheritance.

           (c) Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or if the optionee dies intestate, by the laws of descent and distribution of the state of the optionee's domicile at the time of the optionee's death, and such option shall be exercisable during such optionee's lifetime only by such optionee.

           (d) Each option shall be confirmed by a Stock Option Agreement executed by the Company and by the person to whom such option is granted.

           (e) The option price for each share of Common Stock purchased pursuant to the exercise of each option shall, at the time of the exercise of the option, be paid in full (i) in cash of (ii) in whole or in part in shares of Common Stock valued a the Fair Market Value of such shares on the date of exercise. Any shares of Common Stock otherwise available for issuance under the Plan.
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           (f) To the extent that an option is not exercised within the period of time prescribed therefor as set forth in the Plan, and the Stock Option Agreement confirming such option, the option shall lapse and all rights of the optionee thereunder shall terminate.

     8.  Adjustment of Number of Shares.  In the event that a dividend shall be
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declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Paragraph 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number of kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. In the case of any such substitution or adjustment as provided for in this Paragraph 8, the option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Paragraph 8. No adjustment or substitution provided for in this Paragraph 8 shall require the Company in any Stock Option Agreement to issue a fractional share and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly. In the event that the number of shares of Common Stock subject to an option is adjusted pursuant to the provisions of this Paragraph 8, then any Stock Appreciation Rights related to such option shall be appropriately and equitably adjusted.

     9.  Amendment of Plan.  The Board of Directors shall have the right to
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amend, suspend or terminate the plan at any time; provided that, except as and to the extent authorized and permitted by Paragraph 8 above, no amendment shall be made which shall (i) increase the total number of shares which may be issued and sold pursuant to options granted under the Plan, (ii) increase the total number of shares which may be covered by any option to any one individual, (iii) decrease the minimum option price, (iv) change the class of individuals eligible to receive options, or (v) withdraw the administration of the Plan from the Board of Directors or a committee of Directors, none of whom is eligible to be allotted stock or to receive options under the Plan, unless such amendment is made by or with the approval of the holders of a majority of the then outstanding Common Stock of the Company, by written consent or by vote in person or by proxy at a duly held meeting of said shareholders.

     10.  Compliance with Law and Other Conditions.  No shares shall be issued
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pursuant to the exercise of any option granted under the Plan prior to compliance by the Company, to the satisfaction of its counsel, with any applicable laws.

     11.  Effective Date and Duration of Plan.  The effective date of the Plan
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shall be the date of its adoption by the Board of Directors, which adoption shall be subject to the approval of the Plan, either by written consent or by vote, by the holders of a majority of the outstanding shares of Common Stock of the Company present or represented by proxy at the next duly held meeting shares of shareholders, which consent or meeting shall be obtained or held no later than June 30, 1996. No options shall be exercisable until the Plan has been so approved by the shareholders, and all options granted under the Plan shall be void if shareholder approval is not so obtained. No options may be granted under the Plan after July 1, 1998.